EXHIBIT 2.4

                        KEY COMMUNICATIONS SERVICE, INC.
                                 BALANCE SHEET
                                  (UNAUDITED)

                                                                OCTOBER 31,
ASSETS                                                              1998
                                                                 ----------
Current Assets:
  Cash and cash equivalents                                      $   78,661
  Accounts and other receivables, net                             1,906,921
  Inventory                                                       1,533,429
  Other current assets                                              255,564
                                                                 ----------
    Total current assets                                          3,774,575

Leased equipment, net                                               304,639
Property and equipment, net                                         744,043
Goodwill, net                                                       383,848
                                                                 ----------
Total assets                                                     $5,207,105
                                                                 ==========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Current portion of long-term debt                              $  539,892
  Accounts payable and accrued espenses                           1,057,161
  Deferred revenue                                                   58,195
                                                                 ----------
   Total current liabilities                                      1,655,248

Long-term debt                                                    2,796,995
                                                                 ----------
   Total liabilities                                              4,452,243
                                                                 ----------

Stockholders' equity:
  Common stock - without par value, 1,000 shares
   authorized; 67 shares issued and outstanding                           7
  Retained earnings                                                 754,855
                                                                 ----------
  Total stockholder's equity                                        754,862
                                                                 ----------
  Total liabilities and stockholders' equity                     $5,207,105
                                                                 ==========
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

                        KEY COMMUNICATIONS SERVICE, INC.
                              STATEMENTS OF INCOME
                                   (UNAUDITED)

                                              SIX MONTHS ENDED OCTOBER 31,
                                              ----------------------------
                                                 1998              1997
                                              ----------        ----------
Sales                                         $7,800,754        $7,990,334
                                              ----------        ----------

Costs of sales:
  Merchandise and supplies                        94,094           124,878
  Equipment cost                               2,497,998         2,659,131
                                              ----------        ----------
    Total cost of sales                        2,592,092         2,784,009
                                              ----------        ----------
    Gross profit                               5,208,662         5,206,325
                                              ----------        ----------
Operating expenses:
  Salaries and wages                           2,112,844         2,432,561
  Payroll taxes                                  165,858           171,645
  Pension expense                                 76,000            71,823
  Depreciation and amortization                  229,456           307,375
  Other operating expenses                     1,700,776         1,785,124
                                              ----------        ----------
    Total operating expenses                   4,284,934         4,768,528
                                              ----------        ----------

    Operating income                             923,728           437,797
                                              ----------        ----------

Other income (expenses):
  Miscellaneous income                            17,744            28,419
  Interest and dividends                           1,134            30,438
  Interest expense                              (159,458)           (3,345)
  Gain on sale of assets                               -             2,985
  Restructuring expenses                         (11,576)          (63,394)
                                              ----------        ----------
    Total other income (expense)                (152,156)           (4,897)
                                              ----------        ----------
    Income before taxes                          771,572           432,900

Provision for income taxes                        (9,847)          (10,178)
                                              ----------        ----------
    Net income                                $  761,725        $  422,722
                                              ==========        ==========
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